UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2024

MarineMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive Suite 200
Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 727 531-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K filed by MarineMax, Inc. (the “Company,” “we” or “our”) with the Securities and Exchange Commission (the “SEC”) on March 12, 2024 (the “Original Report”).

Item 1.05 Material Cybersecurity Incidents

As disclosed in the Original Report, on March 10, 2024, we determined that the Company experienced a “cybersecurity incident,” as defined in applicable SEC rules, whereby a third party gained unauthorized access to portions of our information environment (the “Incident”). Upon detection, we immediately initiated our previously determined incident response and business continuity protocols and took immediate measures to contain the Incident. As part of this process, the containment measures resulted in some disruption to a portion of the Company’s business. The Company’s operations have continued throughout this matter in all material respects, and, as of the date of this filing, the affected information environment is remediated.

The Company continues to investigate the extent of the Incident with the assistance of external cybersecurity experts. The Company has determined that a cybercrime organization accessed a limited portion of our information environment associated with our retail business. As of the date of this filing, our ongoing investigation has identified that this organization exfiltrated limited data from this environment that includes some customer and employee information, including personally identifiable information. The Company intends to provide appropriate notifications to potentially affected parties and to regulatory agencies as required by federal and state law. The Company also has notified law enforcement authorities.

The Company has incurred, and may continue to incur, certain expenses related to its response to this Incident. Further, the Company remains subject to risks and uncertainties as a result of the Incident. While the Company is continuing to evaluate the full scope and impact of the Incident, as of the date of this filing, the Incident has not had a material impact on the Company’s operations, and the Company is still in the process of determining whether the Incident is reasonably likely to materially impact the Company’s financial condition or results of operations.

Cautionary Statement Regarding Forward Looking Statements

Certain statements contained in this Report are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the threat actor’s access to our systems, the Company’s investigation of the incident, the Company’s efforts to contain the activity and the impact on the Company’s operations, financial conditions, and results. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this Report. These risks include the numerous factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2023 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MarineMax, Inc.

Date:	April 1, 2024	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary